Exhibit 10.5.3

Date

Employee Name
Address

Dear          :

I am very pleased to announce that the Board of Directors of Universal Technical Institute, Inc. (“Company”) has granted you Performance Units under the Universal Technical Institute, Inc. 2003 Incentive Compensation Plan (“Plan”) as of          , 20   (“Grant Date”). This letter serves as the Performance Unit Agreement (“Agreement”) between the Company and you (“Grantee”). To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement will have the same meanings ascribed to them in the Plan.

RECITALS

A. The Company has adopted the Plan to provide incentives to attract and retain those individuals whose services are considered valuable by providing them incentives to assist the Company in meeting and exceeding the Company’s goals.

B. The Company believes that entering into this Agreement with Grantee is consistent with those purposes.

NOW, THEREFORE, the Company and Grantee agree as follows:

AGREEMENT

1. GRANT OF PERFORMANCE UNITS.  The Company hereby grants you Performance Units in an amount equal to $      upon the terms and conditions set forth in the Plan, this Agreement and Exhibit A, which is attached to this Agreement and is a part of this Agreement.

2. PAYMENT.  As provided for in the Plan and Exhibit A, a Performance Unit is payable in cash or in shares of the Company’s common stock, $.001 par value per share (“Common Stock”), in the Committee’s discretion. You will receive payment for any vested Performance Units on or before the date which is two and one-half months following the end of the fiscal year in which the Performance Units vest in accordance with the vesting provisions described in Exhibit A.

3. WITHHOLDING.  You may incur certain liabilities for federal, state or local taxes in connection with the grant of the Performance Units hereunder, and the Company may be required by law to withhold such taxes. You agree that, at the option of the Company, the Company may withhold all applicable taxes at the time of vesting of the Performance Units by reducing the amount of cash payable or the number of shares of Common Stock issued to you by that number of shares of Common Stock which is necessary to satisfy the tax obligation arising from the vesting of the Performance Units. If the number of shares issuable to you following satisfaction of the tax obligation (as described in the foregoing sentence) includes any fractional shares, you agree that the Company may issue to you a cash payment in lieu of such fractional share.

4. AMENDMENT OF AGREEMENT.  This Agreement may only be amended with the written approval of both you and the Company.

5. GOVERNING LAW.  This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware, without regard to conflicts-of-laws principles that would require the application of any other law.

6. SEVERABILITY.  If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

7. ENTIRE AGREEMENT.  This Agreement constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto shall be bound by or liable for any statement, representation, promise, inducement, commitment or understanding of any kind whatsoever not expressly set forth in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and you have signed this Agreement, in each case as of the day and year first written above. By your signature below, you accept and agree to abide by the terms of this Agreement and you further agree to be bound by and to comply with all terms and conditions of the Plan. By your signature below, you acknowledge that you have received a copy of the Plan, and that you understand that you may receive a copy of the Plan as amended and in effect at any time by requesting a copy from the Company’s Secretary. Please acknowledge that you have received this agreement by signing a copy and returning it to the Company’s People Services Department by          20  .

UNIVERSAL TECHNICAL INSTITUTE, INC.

By:
Kim McWaters, President and CEO

 I,          , hereby acknowledge receipt of the foregoing award.

Signature:

Exhibit A

Grantee has been granted $      Performance Units, which are designed to be the equivalent of $      to be settled upon vesting in shares of Common Stock or cash as described in Section 2 of the Agreement. The Performance Units shall vest upon when both of the following events occur: (1) Grantee achieves the applicable milestone described in the table set forth below; and (2) the Committee confirms that Grantee has achieved the milestone and the Performance Units vest and the Board of Directors approves of the vesting and payment of the Performance Units. The Committee’s confirmation and the Board of Director’s approval of the vesting and payment of any Performance Units shall occur, if at all, on or before the date which is two and one-half months following the end of the fiscal year in which Grantee achieves the milestone to which the Performance Units relate.

Estimated
		Milestone	Estimated
		Completion	Vesting/Lapsing
No.	Milestone	Date	Timing	Value

1
2
3

If the Performance Unit is to be settled in Common Stock pursuant to the Plan and Section 2 of the Agreement, the number of shares will be determined based on the value of the Performance Units divided by the closing price of the Common Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Common Stock is then listed) on the date the Board of Directors determines that the Performance Units vest. (For illustrative purposes only, if the closing price of the Common Stock is $13.91 on the date the Board determines that the Grantee has achieved Milestone No. 1 and the applicable Performance Units vest, the number of shares of Common Stock to which the Grantee will be entitled for his Performance Units is 10,000 divided by $13.91, or 718 shares of Common Stock.)

If Grantee no longer is employed by the Company at the time the applicable milestone has been achieved, the Performance Unit shall be forfeited and canceled and be of no further force or effect, regardless of whether such milestone is later achieved by the Company. Notwithstanding anything to the contrary in this Exhibit A, all unvested Performance Units shall vest immediately upon (i) Grantee’s death, (ii) the date on which the Grantee is determined to be Disabled pursuant to the Plan, or (iii) if, within one year following a Change of Control, Grantee’s employment with the Company is terminated without Cause or Grantee terminates his employment with the Company for Good Reason. For purposes of this Exhibit A and the Agreement, the term “Good Reason” means Grantee’s termination of his employment with the Company due to (a) a material diminution in Grantee’s authority, duties, or responsibilities (other than such a reduction that affects all of the Company’s senior executives on a substantially equal or proportionate basis) or (b) a material change in the geographic location of Grantee’s principal office, provided that Grantee gives the Company notice of the existence of either of these conditions within 30 days of the initial existence of such condition and provides the Company with a period of 30 days following the receipt of such notice to cure the condition. Grantee’s termination for Good Reason must occur within the two year period following the initial existence of the condition giving rise to Good Reason. For purposes of this Agreement, the term “Cause” shall have the definition set forth in the Plan and shall additionally include Grantee’s willful and/or gross misconduct that results in significant harm to the Company or its operations, properties, reputation, goodwill or business relationships as determined by the Company in its sole reasonable discretion.